THRIVENT MUTUAL FUNDS

Form N-SAR for

Fiscal Period Ended 4-30-2013

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

N-SAR FILING

THRIVENT MUTUAL FUNDS

Transactions Effected Pursuant to Rule 10f-3

For the six months period ending April 30, 2013

Fund	Trade Date	CUSIP / ISIN	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT PARTNER MID CAP VALUE FUND	3/19/2013	90187B101	TWO HARBORS INVESTMENT CORP	Y	13.460	45,532	50,000,000	0.091%	CREDIT SUISSE SECURITIES	BARCLAYS CAPITAL, CREDIT SUISSE SECURITIES, MERRILL LYNCH	0.185
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	1/22/2013	P3772NHK1	REPUBLIC OF COLOMBIA	Y	99.179	290,000	1,000,000,000	0.029%	DEUTSCHE BANK	DEUTSCHE BANK, GOLDMAN SACHS	0.250
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	1/28/2013	4651387N9	STATE OF ISRAEL	Y	98.574	210,000	1,000,000,000	0.021%	CITIGROUP GLOBAL MARKETS	BARCLAYS CAPITAL, GOLDMAN SACHS, CITIGROUP GLOBAL MARKETS	0.250
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	1/29/2013	219859AA3	CORPGROUP BANKING SA	Y	99.985	250,000	500,000,000	0.050%	DEUTSCHE BANK	DEUTSCHE BANK, GOLDMAN SACHS	0.400
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	2/12/2013	445545AH9	HUNGARIAN GOVT	Y	99.564	280,000	2,000,000,000	0.014%	DEUTSCHE BANK	BNP PARIBAS, CITIGROUP GLOBAL MARKETS, DEUTSCHE BANK, GOLDMANS SACHS INTERNATIONAL	0.175
THRIVENT PARTNER WORLDWIDE ALLOCATION FUND	4/11/2013	26832KAA2	EDC FINANCE LIMITED	Y	100.00	200,000	600,000,000	0.030%	BANK OF AMERICA	BANK OF AMERICA, GOLDMAN SACHS INTERNATIONAL, SBERBANK CIB